Exhibit 10.20

Phibro ANIMAL HEALTH CORPORATION November 3, 2006 Dear Thomas: On behalf of Gerald K. Carlson, Chief Executive Officer, I am pleased to present an offer of employment to you with Phibro Animal Health Corporation as Senior Vice President, General Counsel and Corporate Secretary reporting to Mr. Carlson. The offer to you is as follows: Start Date November 15, 2006 Base Salary and Compensation You will be paid an annual base salary of $245,000 less applicable deductions as required by law, payable on the 15th and last business day of each month. Your base salary is subject to periodic review as per Company policy. You are eligible to participate in the Phibro Animal Health Corporate Incentive Plan. Your target bonus will be 30% of your base salary. For the current fiscal year ending June 30, 2007, you are guaranteed to receive an award that shall be no less than target. The award will be pro-rated based on your start date and payable on or about September 30, 2007 and is conditional upon your continuing employment through that date. In addition, you will be paid a sign-on bonus of $20,000, payable on January 2, 2007. You will be provided with a vehicle for your business and personal use paid for by Phibro Animal Health pursuant to the Company Fleet Policy. Alternatively, you may opt to receive a car allowance of $750 per month. The Company will pay, or reimburse you for, professional fees and expenses incurred in connection with the performance of your duties, including licensing fees for New York and New Jersey, memberships in professional associations, legal reference materials and publications, continuing legal education courses, and attendance at legal/professional conferences. 65 Challenger Road, Third Floor, Ridgefield Park, NJ 07660 • 201-329-7300 • Fax: 201-329-7399

Phibro Animal Health Corporation T. Dagger November 3, 2006 Page 2 of 4 Benefit Plans You will be eligible to participate in the Company’s Benefit Plans, which include Health, Dental, Life and Disability Insurance after a 30 day waiting period. You will be eligible to participate in the Company 401(k) Savings and Retirement Plan after six months of employment and will receive Company matches and profit sharing contributions after one year of employment. You are also eligible to participate in the Company’s defined benefit pension plan and any other plans, programs, perks or benefits that the Company maintains for, or offers to, its executive employees. Participation in these plans is subject to the terms and conditions of the plans and they are subject to change at any time at the sole discretion of the Company. Vacation You will be entitled to four weeks of vacation per calendar year. Severance If your employment by the Company (or its successor(s) is (i) involuntarily terminated without cause, or (ii) terminated by you for Good Reason (as defined below), within one year after a Change in Control (as defined below), then the Company shall pay to you, within ten (10) days following the effective date of your termination or on the actual date of the Change in Control whichever comes later, as a payment for services previously rendered, one hundred percent (100%) of your annual base salary in effect immediately prior to the date of termination. If a Change in Control occurs after your first year of employment, the Company shall pay you seventy five percent (75%) of such annual base salary. “Change in Control” will have the meaning set forth in the Appendix A. The term "Good Reason” shall mean a breach of this offer letter by the Company, a change in your title or reporting relationships, diminution of your responsibilities or authority, reduction in your compensation or other benefits, or required relocation that is further in commuting time from your current home than your initial work location in Ridgefield Park, New Jersey. You will be entitled to receive the higher of (i) any severance pay payable during a Change in Control pursuant to any Company severance policy then in effect and (ii) the amounts set forth above. Payment of any severance is contingent upon your execution of an Agreement and General Release. Background Check and Substance Abuse Screen This employment offer is contingent upon a clearance of criminal, credit and motor vehicle background checks as well as a substance abuse screen under the Company’s Drug and Alcohol Testing Policy. Accompanying this offer are a list of substance abuse laboratory sites and the appropriate paperwork for your test. Please make arrangements immediately to complete this mandatory testing. Upon clearance, I will contact you to finalize your start date.

Phibro Animal Health Corporation T. Dagger November 3, 2006 Page 3 of 4 Employment-At-Will Your employment with the Company will be for a minimum term of one year. Notwithstanding anything herein to the contrary, after such one-year period:(i) your employment status with the Company will be that of an at-will employee, (ii) nothing in this offer of employment at-will shall be deemed to create a contract of employment, and (iii) this offer of employment is not for a fixed duration and may be terminated at any time by either you or the Company with or without cause. Thomas, on behalf of the entire Phibro Animal Health Corporation’s management team I would like to welcome you to the Company. We are confident that you will be a valuable member of our team and look forward to your contributions. Please return a signed copy of this letter. Please feel free to call me at (201) 329-7324 if you have any questions regarding your employment with Phibro Animal Health Corporation. Sincerely, Daniel A. Welch Senior Vice President, Human Resources Offer Accepted: Thomas G. Dagger Date cc: Gerald K. Carlson

Phibro Animal Health Corporation T. Dagger November 3, 2006 Page 4 of 4 APPENDIX A The term "Change in Control" shall mean: The sale, lease, conveyance, liquidation or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert; or Any transaction or series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in any Person (as defined in Section 13(8)(E) under the Securities Exchange Act of 1934) becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the aggregate voting power of all classes of common equity securities of the Company, except if such Person is (A) a subsidiary of the Company, (B) an employee stock ownership plan for employees of the Company, or (C) a company formed to hold the Company's common equity securities and whose shareholders constituted, at the time such company became such holding company, substantially all the equity owners or shareholders of the Company.